Exhibit 10.5

PROJECT ASSIGNMENT 1
PROTALEX, Inc.
717 Encino Pl. NE, Suite 17
Albuquerque NM 87102
USA
Date: April 24, 2003
Dear Sirs,
Agreement between PROTALEX Inc. ("PROTALEX") and EUROGENTEC S.A
("EUROGENTEC") dated April 24, 2003
This letter shall constitute a Project Assignment for the purposes of the above Agreement ("the Agreement"). We agree that EUROGENTEC will perform a Project under the Agreement on the following terms:
1. Description of the Project
PROTALEX requests EUROGENTEC to perform a Feasibility Study to produce and purify natural extracellular Protein A from Staphylococcus aureus A-676. The Feasibility Study will encompass the following steps:
o Staphylococcus aureus A-676 strain to be ordered from Goteborg University, Sweden
o  Pre-Master Seed Bank (50 vials) with Batch Record
o Staphylococcus aureus culture conditions analysis ( minimum3 fermentors 50 L scale)
o  Down Stream Process (DSP) first developments (minimum 3 DSP)
o  QC and IPC tests first developments
2. Time-Lines and Completion date of work Starting date has to be considered 2 weeks after reception of (i) signed Frame Contract , (ii) signed hereunder Project Assignment and/or (iii) the first PROTALEX payment as defined in the paragraph 6.
Feasibility Study should be completed 8 weeks after the staring date. Weeks 31 to 33 are part of the summer holiday period and therefore some works could be deferred. Based on a starting date Week 21, the final report for the Feasibility Study could be issued Week 30.
The tentative Calendar (page 4) may not be considered as a firm commitment from EUROGENTEC.
3. Quantities and specifications of product to be supplied to PROTALEX The material produced and purified during this study will be delivered to PROTALEX. Quantity and Purity of Protein A will be related to the production of the protein during the Fermentation process and to the performances obtained during the DSP steps.
4. Eurogentec Staff The R&D Fermentation will be performed under the responsibility of Ir. Doriano Cingolani,. Head of R&D Fermentation. Alain Poncin M.Sc. DSP Team Leader, will be in charge of the Down Stream Process for the Feasibility Phase of the Purification Process. Ingrid Dheur M.Sc. QC Manager, will supervise the QC first developments.
5. Project Management]
Charles Schaus will make the overall project management.
6. Fees and Terms of payment Expected duration Cost in euro Feasibility Study 2 months Euro 39,375/month The overall Project management is charged Euro 2.000 /month from the start of the Project until the completion of the Project. Normal laboratory reagent costs are included in the cost of the Feasibility Study. However specific costs, such as chromatographic media, ultrafiltration membranes, will be charged separately with 5% overhead. Costs will need to be approved by PROTALEX prior to commitment or purchase.
The total cost of the Feasibility Study is evaluated at Euro 82,750: Euro 78,750 for the study and Euro 4,000 for the project management.
o 50 % (Euro 41,375) of the total cost will be invoiced at the signature of the Frame Contract/Project Assignment 1. PROTALEX shall pay EUROGENTEC at the receipt of the invoice.
o 25 % (Euro 20,687.5) of the total cost will be invoiced after one month. Invoice shall be paid within thirty days of receipt.
o The last invoice representing the remaining 25% ( Euro 20,687 .5) of the total price will then be issued at the completion of the project ( after 2 months). Invoice shall be paid within thirty days of receipt.
7. Documentation and Reports
The Feasibility Study will be recorded in specific laboratory notebooks with double signature. They will be kept at EUROGENTEC for 10 years. Copies can be made available to PROTALEX. Intermediary reports will be issued after main step completion. Laboratory books will be in French, reports in English. The final report will give full description of the process and the yields of product obtained. Details of any analytical methods used will also be included.
8 PROTALEX Deliverables
No PROTALEX deliverables is expected to be provided to EUROGENTEC.
EUROGENTEC S.A.

____________________ ______________________
Name: Charles Schaus       Name: Michel Thiry
Title: Project Manager         Title: Biologic Business Unit Manager
Date: April 28, 2003          Date: April 28, 2003
EUROGENTEC  S.A. o Parc  scientifique  du Sart Tilman o 4102 SERAING o BELGIUM o
Tel.: +32 4 366 61 00 Fax: +32 4 365 16 04 o e-mail: info@eurogentec.com o R.C. Liege 152 016 o T.V.A. BE 427 348 346

PROTALEX Inc.
____________________ ______________________
Name: Dennis Vik, Ph.D.           Name: Steven Kane
Titlle:   Chief Scientific Officer     Title:      CEO
Date:    April 24, 2003              Date:    April 24, 2003
Frame contract - Eurogentec-Protalex - 24/04/03 10/10